UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	October 16, 2015

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders

The Procter & Gamble Company (the "Company") held its Annual Meeting of Shareholders on October 13, 2015. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

1. Election of Directors	Votes For	Votes Against	Abstentions	Broker Non-Votes
Blake, Francis S.	1,809,515,471	41,998,495	11,674,116	486,864,109
Braly, Angela F.	1,800,647,462	52,867,414	9,673,206	486,864,109
Chenault, Kenneth I.	1,774,432,862	79,361,894	9,393,326	486,864,109
Cook, Scott D.	1,794,205,157	58,954,259	10,028,666	486,864,109
Desmond-Hellmann, Susan	1,820,097,494	33,111,576	9,979,012	486,864,109
Lafley, A.G.	1,799,597,093	54,156,715	9,434,274	486,864,109
Lundgren, Terry J.	1,775,583,634	77,422,074	10,182,374	486,864,109
McNerney, W. James Jr.	1,785,855,684	68,119,244	9,213,154	486,864,109
Taylor, David S.	1,835,273,376	19,601,664	8,313,042	486,864,109
Whitman, Margaret C.	1,803,082,559	41,813,379	18,292,144	486,864,109
Woertz, Patricia A.	1,795,989,976	55,049,899	12,148,207	486,864,109
Zedillo, Ernesto	1,601,601,406	249,742,644	11,844,032	486,864,109

	Votes For	Votes Against	Abstentions	Broker Non-Votes
2. Ratify Appointment of the Independent Registered Public Accounting Firm	2,309,361,543	29,717,564	10,973,084	0
3. Advisory vote in the Company's Executive Compensation (the "Say on Pay" vote)	1,698,355,206	148,535,429	16,297,447	486,864,109

The Company's proxy materials also included a shareholder proposal regarding proxy access. This proposal was not voted upon at the Annual Meeting because neither the proponents, nor a qualified representative of the proponents, appeared at the Annual Meeting to present the proposal.

The Company is filing this 8-K pursuant to item 5.07, "Submission of Matters to a Vote of Security Holders."

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     THE PROCTER & GAMBLE COMPANY

                                                        BY:  /s/ Susan S. Whaley
                                                              Susan S. Whaley
                                                              Assistant Secretary
                                                              October 16, 2015